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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report(Date of earliest event reported): Sept. 13, 1999 (Sept. 7, 1999)

                  CLARITI TELECOMMUNICATIONS INTERNATIONAL LTD.
                  ---------------------------------------------
               (Exact name of Registrant as specified in charter)


     Delaware                    33-90344                     23-2498715
     -------------------------------------------------------------------
   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)


             1735 Market Street, Mellon Bank Center, Suite 1300
                    Philadelphia, Pennsylvania    19125
         --------------------------------------------------------
         (Address of principal executive offices)      (Zip Code)


                                215-979-3600
                                ------------
           (Registrant's telephone number, including area code)


               1341 North Delaware Avenue, Philadelphia, PA 19125
               --------------------------------------------------
         (Former name or former address, if changed since last report)















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Item 4. Changes in Registrant's Certifying Accountant

(a) (1)  Previous Independent Accountants

         (i) On September 7, 1999 PricewaterhouseCoopers LLP ("PwC") resigned as Registrant's independent accountants. PwC's decision to resign was their own. Their decision to resign was made with no prior notice given to Registrant.

         (ii) Registrant engaged PwC on December 18, 1998 to audit its consolidated financial statements for the year ending June 30, 1999. As a result, PwC has not reported on Registrant's consolidated financial statements.

               PwC has audited the consolidated financial statements of GlobalFirst Holdings Ltd. ("GlobalFirst") for the years ended June 30, 1998 and 1997. GlobalFirst was acquired by Registrant on December 8, 1998 in a transaction accounted for as reverse acquisition. GlobalFirst's audited financial statements for the years ended June 30, 1998 and 1997, including PwC's report thereon, were filed as an exhibit to a Form 8-K/A filed by Registrant on February 22, 1999. PwC's report on such financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

               PwC also has audited the consolidated financial statements of Mediatel Global Communications Ltd. ("Mediatel") for the year ended June 30, 1998. Mediatel was acquired by Registrant on March 16, 1999. Mediatel's audited financial statements, including PwC's report thereon, were filed as an exhibit to a Form 8-K/A filed by Registrant on June 1, 1999. PwC's report on such financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         (iii) Not applicable.

         (iv) (A) In connection with the incomplete audit of Registrant's consolidated financial statements for the year ended June 30, 1999, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such period.

                   In connection with the audits of GlobalFirst and Mediatel referred to in (ii) above, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such periods.


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               (B)(1) and (C)
                   PwC informed Registrant that they had resigned because, in their opinion, internal controls necessary to develop reliable financial statements for the year ended June 30, 1999 for its recently acquired United Kingdom subsidiaries, GlobalFirst and Mediatel, are not adequate at this time.
                   PwC expressed concern regarding the ability of GlobalFirst and Mediatel to ensure the adequate prevention and detection of fraud with respect to cash collections, properly allocate cash receipts to customer accounts, properly record sales, properly record fixed assets, and properly record compensation to employees and directors. PwC expressed no such concerns regarding internal controls over Registrant or other subsidiary operations.

                   Registrant acquired GlobalFirst on December 8, 1998. On February 3, 1999, Registrant sold Telnet Products and Services Ltd. ("Telnet"), a wholly owned subsidiary of GlobalFirst whose operations comprised the vast majority of GlobalFirst's revenues and expenses for the years ended June 30, 1998 and 1997. A portion of the internal control issues cited by PwC relate to Telnet, a business owned by Registrant for a period of less than two months.

                   In spite of the fact that Registrant has owned GlobalFirst for only nine months (seven months as of June 30, 1999) and Mediatel for only six months (three months as of June 30, 1999), Registrant has undertaken initiatives to improve internal controls over the remaining operations of GlobalFirst and Mediatel, including a substantial overhaul of the senior management team. Specifically, Registrant has hired a new Managing Director for all of its European operations and has replaced the GlobalFirst Finance
                   Director with a Chartered Accountant.

               (D) Not applicable.

               (E) Registrant has authorized PwC to respond fully to the
                   inquiries of the successor accountant, when engaged, concerning the internal control issues.

    (2) Not applicable.

    (3) Previous Independent Accountants' Response

        Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of PwC's letter to the SEC will be filed as an exhibit to a Form 8-K/A when such letter is received.



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                                 Signature
                                 ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CLARITI TELECOMMUNICATIONS
                                                 INTERNATIONAL, LTD.
                                                 (Registrant)

September 13, 1999

                                                 By: s/James M. Boyd, Jr.
                                                     --------------------
                                                     James M. Boyd, Jr.
                                                     Vice President of Finance
                                                     and Chief Accounting
                                                     Officer